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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-98232-LA and 333-05283) pertaining to the 1995 Employee Stock Purchase Plan, the 1987 Stock Option Plan and the 1995 Stock Option Plan of Photon Dynamics, Inc. of our report dated October 25, 1996, with respect to the consolidated financial statements of Photon Dynamics, Inc. incorporated by reference in the Annual Report (Form 10-KSB) for the year ended September 30, 1996.

                                          Ernst & Young LLP

San Jose, California
December 23, 1996